                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         DYNAMICS RESEARCH CORPORATION
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Massachusetts                                  04-2211809
-----------------------------------------------------  -------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION)              (IRS EMPLOYER
                                                         IDENTIFICATION NO.)

                   60 Frontage Road, Andover, MA  01810-5498
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


      If this Form relates to the          If this Form relates to the
      registration of a class of           registration of a class of securities
      securities pursuant to Section       pursuant to Section 12(g) of the
      12(b) of the Exchange Act and        Exchange Act and is effective
      is effective pursuant to             pursuant to General Instruction
      General Instruction A.(c),           A.(d), please check the following
      please check the following box. []   box. []

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:
        ---------------
        (IF APPLICABLE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


        TITLE OF EACH                    NAME OF EACH EXCHANGE ON WHICH EACH
   CLASS TO BE SO REGISTERED                   CLASS IS TO BE REGISTERED
--------------------------------         -----------------------------------

            None                                         None


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                   Series B Preferred Stock Purchase Rights
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                               (TITLE OF CLASS)

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ITEM 2.   EXHIBITS.
          --------
          Item 2 of the Form 8-A is hereby amended by deleting Exhibit 2, Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.10 per share, of the Company (attached as Exhibit
          A to the Rights Agreement) and replacing Exhibit 2 with the following:

     1. Amended Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.10 per share, of the Company.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                              DYNAMICS RESEARCH CORPORATION



Date:  September 30, 1998     By: /s/ Douglas R. Potter
                                 ---------------------------------------
                                  Name:  Douglas R. Potter
                                  Title: Vice President of Finance

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                                 EXHIBIT INDEX


     The following designated exhibit is filed herewith:
                                                                 Sequentially
                                                                 Numbered Page
                                                                 -------------

1.  Amended Form of Certificate of Designation with                   5
    respect to the Series B Preferred Stock, par value $.10 per share, of the Company.